Exhibit 99.1

Travel + Leisure Co. Reports Third Quarter 2024 Results

ORLANDO, Fla. (October 23, 2024) — Travel + Leisure Co. (NYSE:TNL), the world’s leading vacation ownership and membership travel company, today reported third quarter 2024 financial results for the three months ended September 30, 2024. Highlights and outlook include:

•Net income of $97 million, $1.39 diluted earnings per share from continuing operations, on net revenue of $993 million

•Adjusted EBITDA of $242 million and adjusted diluted earnings per share of $1.57 (1)

•Volume per guest (VPG) above $3,000 on a 4 percent increase in tours year-over-year, with new owner tours up 9 percent

•Expects fourth quarter adjusted EBITDA of $240 million to $260 million and reaffirms full-year adjusted EBITDA guidance

•Returned $105 million to shareholders through $35 million of dividends and $70 million of share repurchases

“Our results this quarter show that we are executing well against our key priorities for the year and that demand for our products remains solid. We have good momentum in our Vacation Ownership business and were especially pleased with our VPG performance, which remains consistently above $3,000, even during our peak new owner mix quarters,” said Michael D. Brown, President and CEO of Travel + Leisure Co.

"We have already begun setting our plans for 2025. We expect the momentum in our Vacation Ownership business to continue, having achieved our targeted new owner mix, the ramping up of Accor sales, and easing of interest rate headwinds. We also expect further progress on our Travel & Membership transformation to allow that segment to stabilize."

(1) This press release includes Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, Gross VOI sales and Adjusted net income, which are measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results

Vacation Ownership

$ in millions	Q3 2024	Q3 2023	% change
Revenue	$825	$812	2%
Adjusted EBITDA	$202	$203	—%

Vacation Ownership revenue increased 2% to $825 million in the third quarter of 2024 compared to the same period in the prior year. Net vacation ownership interest (VOI) sales increased 5% year over year despite a higher provision rate and Gross VOI sales increased 1% despite lower fee-for-service sales. These increases were driven by a 4% increase in tours compared to the same period last year, partially offset by a 3% decrease in VPG.

Third quarter adjusted EBITDA was $202 million, flat to prior year, due to the revenue growth and lower cost of VOIs sold, offset by an increase in sales and marketing expenses.

Travel and Membership

$ in millions	Q3 2024	Q3 2023	% change
Revenue	$168	$174	(3)%
Adjusted EBITDA	$62	$62	—%

Travel and Membership revenue decreased 3% to $168 million in the third quarter of 2024 compared to the same period in the prior year. This was driven by an 8% decrease in transactions, partially offset by a 3% increase in revenue per transaction.

Third quarter Adjusted EBITDA was $62 million, flat to the prior year period, as the revenue decrease was offset by higher margin transactions and effective cost management.

Balance Sheet and Liquidity

Net Debt — As of September 30, 2024, the Company's leverage ratio for covenant purposes was 3.4x. The Company had $3.5 billion of corporate debt outstanding as of September 30, 2024, which excluded $2.0 billion of non-recourse debt related to its securitized notes receivables portfolio.

Timeshare Receivables Financing — Subsequent to the end of the quarter, the Company closed on a $325 million term securitization transaction with a weighted average coupon of 5.18% and a 98% advance rate.

Cash Flow — For the nine months ended September 30, 2024, net cash provided by operating activities was $366 million compared to $198 million in the prior year period. Adjusted free cash flow was $266 million for the nine months ended September 30, 2024 compared to $81 million in the same period of 2023 due to a decrease in cash utilized for working capital items, mainly due to lower prepayments, lower tax payments, and higher collections.

Share Repurchases — During the third quarter of 2024, the Company repurchased 1.6 million shares of common stock for $70 million at a weighted average price of $44.23 per share. As of September 30, 2024, the Company had $509 million remaining in its share repurchase authorization.

Dividend — The Company paid $35 million ($0.50 per share) in cash dividends on September 29, 2024 to shareholders of record as of September 15, 2024. Management will recommend a fourth quarter dividend of $0.50 per share for approval by the Company’s Board of Directors in November 2024.

“We had a solid third quarter driven by strong volume per guest performance. The VPG, combined with our disciplined cost management, offset the majority of the $14 million year-over-year headwind from higher interest rates and variable compensation. The financial strength of our consumer remains solid and trends with our loan portfolio for the quarter were stable,” said Mike Hug, Chief Financial Officer of Travel + Leisure Co. "The strong cash generation of our business is evident in the $154 million of adjusted free cash flow produced in the quarter and the $105 million returned to shareholders through dividends and share repurchases."

Outlook

The Company is providing its fourth quarter 2024 guidance:
•Adjusted EBITDA of $240 million to $260 million
•Gross VOI sales of $550 million to $600 million
•VPG of $2,900 to $3,000
•Travel and Membership Adjusted EBITDA of $45 million to $50 million

The Company is updating its previous guidance for the 2024 full year:

•Adjusted EBITDA of $915 million to $935 million (no change from prior outlook)
•Gross VOI sales of $2.25 billion to $2.30 billion (vs. prior outlook of $2.25 billion to $2.35 billion)
•VPG of $3,000 to $3,025 (vs. prior outlook of $2,950 to $3,050)

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:00 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at travelandleisureco.com/investors, or by dialing 877-733-4794 ten minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, gross VOI sales and Adjusted net income, which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 7, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release.

The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company’s website in the Investor Relations section at travelandleisureco.com/investors. Accordingly, investors should monitor that Investor Relations section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.

About Travel + Leisure Co.
Travel + Leisure Co. (NYSE:TNL) provides more than six million vacations to travelers every year. The company operates a portfolio of vacation ownership, travel club, and lifestyle travel brands designed to meet the needs of the modern leisure traveler, whether they’re traveling the world or staying a little closer to home. With hospitality and responsible tourism at its heart, the company’s 19,000+ dedicated associates around the globe help the company achieve its mission to put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” "intends," “estimates,” “predicts,” “potential,” "projects," “continue,” “future,” "outlook," "guidance," "commitments," or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through our travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, higher interest rates, and recessionary pressures), terrorism or acts of gun violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Jill Greer
Investor Relations
(407) 626-4050
Jill.Greer@travelandleisure.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@travelandleisure.com

Table 1

Travel + Leisure Co.
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net Revenues
Net VOI sales	$455	$433	$1,265	$1,172
Service and membership fees	400	419	1,232	1,263
Consumer financing	114	107	335	313
Other	24	27	61	66
Net revenues	993	986	2,893	2,814

Expenses
Operating	434	428	1,314	1,275
Marketing	152	141	417	379
General and administrative	111	108	350	347
Consumer financing interest	35	29	101	81
Depreciation and amortization	29	28	86	83
Cost of vacation ownership interests	27	43	82	107
Restructuring	14	2	14	12
Asset impairments/(recoveries), net	2	—	2	(1)
Total expenses	804	779	2,366	2,283
Loss on sale of business	—	—	—	2
Operating income	189	207	527	529
Interest expense	63	64	189	183
Other (income), net	(1)	(2)	(6)	(3)
Interest (income)	(3)	(3)	(12)	(9)
Income before income taxes	130	148	356	358
Provision for income taxes	33	38	96	96
Net income from continuing operations	97	110	260	262
Gain on disposal of discontinued business, net of income taxes	—	—	32	5
Net income	$97	$110	$292	$267

Basic earnings per share
Continuing operations	$1.40	$1.50	$3.68	$3.48
Discontinued operations	—	—	0.45	0.07
	$1.40	$1.50	$4.13	$3.55

Diluted earnings per share
Continuing operations	$1.39	$1.49	$3.66	$3.46
Discontinued operations	—	—	0.45	0.07
	$1.39	$1.49	$4.11	$3.53

Weighted average shares outstanding
Basic	69.8	73.3	70.7	75.3
Diluted	70.2	73.6	71.0	75.7

Table 2
Travel + Leisure Co.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share data)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$194	$282
Restricted cash	155	176
Trade receivables, net	152	179
Vacation ownership contract receivables, net	2,612	2,527
Inventory	1,208	1,135
Prepaid expenses	233	229
Property and equipment, net	594	655
Goodwill	971	962
Other intangibles, net	215	199
Other assets	364	394
Total assets	$6,698	$6,738
Liabilities and (deficit)
Accounts payable	$55	$73
Accrued expenses and other liabilities	779	807
Deferred income	450	442
Non-recourse vacation ownership debt	2,029	2,071
Debt	3,548	3,575
Deferred income taxes	698	687
Total liabilities	7,559	7,655
Stockholders' (deficit):
Preferred stock, $0.01 par value, authorized 6,000,000 shares, none issued and outstanding	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 224,443,436 issued as of 2024 and 223,767,468 as of 2023	2	2
Treasury stock, at cost – 156,101,172 shares as of 2024 and 152,336,714 shares as of 2023	(7,362)	(7,196)
Additional paid-in capital	4,309	4,279
Retained earnings	2,250	2,067
Accumulated other comprehensive loss	(61)	(70)
Total stockholders’ (deficit)	(862)	(918)
Noncontrolling interest	1	1
Total (deficit)	(861)	(917)
Total liabilities and (deficit)	$6,698	$6,738

Table 3
Travel + Leisure Co.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2024	2023
Operating activities
Net income	$292	$267
Gain on disposal of discontinued business, net of income taxes	(32)	(5)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	316	257
Depreciation and amortization	86	83
Stock-based compensation	29	31
Non-cash interest	18	15
Deferred income taxes	11	28
Non-cash lease expense	10	12
Asset impairments	2	—
Loss on sale of business	—	2
Other, net	(7)	—
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	40	(23)
Vacation ownership contract receivables	(405)	(354)
Inventory	—	17
Prepaid expenses	(5)	(46)
Other assets	5	(35)
Accounts payable, accrued expenses, and other liabilities	6	(78)
Deferred income	—	27
Net cash provided by operating activities	366	198
Investing activities
Property and equipment additions	(58)	(42)
Acquisitions, net of cash acquired	(44)	(6)
Proceeds from sale of assets	1	—
Other, net	—	2
Net cash used in investing activities	(101)	(46)
Financing activities
Proceeds from non-recourse vacation ownership debt	1,251	1,207
Principal payments on non-recourse vacation ownership debt	(1,294)	(1,282)
Proceeds from debt	1,503	1,404
Principal payments on debt	(1,236)	(960)
Repayment of notes and term loans	(307)	(405)
Repurchase of common stock	(162)	(269)
Dividends to shareholders	(108)	(104)
Debt issuance/modification costs	(12)	(11)
Payment of deferred acquisition consideration	(9)	(14)
Net share settlement of incentive equity awards	(9)	(10)
Repayments of vacation ownership inventory arrangement	—	(6)
Proceeds from issuance of common stock	9	6
Net cash used in financing activities	(374)	(444)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	(4)
Net change in cash, cash equivalents and restricted cash	(109)	(296)
Cash, cash equivalents and restricted cash, beginning of period	458	688
Cash, cash equivalents and restricted cash, end of period	349	392
Less: Restricted cash	155	154
Cash and cash equivalents	$194	$238

Table 4

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Consolidated Results

Net income attributable to TNL shareholders	$97	$110	(12)%	$292	$267	9%
Diluted earnings per share	$1.39	$1.49	(7)%	$4.11	$3.53	16%
Net income from continuing operations	$97	$110	(12)%	$260	$262	(1)%
Diluted earnings per share from continuing operations	$1.39	$1.49	(7)%	$3.66	$3.46	6%

Net income margin	9.8%	11.2%		10.1%	9.5%

Adjusted Earnings
Adjusted EBITDA	$242	$248	(2)%	$677	$667	1%
Adjusted net income	$110	$113	(3)%	$287	$283	1%
Adjusted diluted earnings per share	$1.57	$1.54	2%	$4.04	$3.74	8%

Segment Results

Net Revenues
Vacation Ownership	$825	$812	2%	$2,358	$2,265	4%
Travel and Membership	168	174	(3)%	538	553	(3)%
Corporate and other	—	—		(3)	(4)
Total	$993	$986	1%	$2,893	$2,814	3%

Adjusted EBITDA
Vacation Ownership	$202	$203	—%	$543	$521	4%
Travel and Membership	62	62	—%	198	195	2%
Segment Adjusted EBITDA	264	265		741	716
Corporate and other	(22)	(17)		(64)	(49)
Total Adjusted EBITDA	$242	$248	(2)%	$677	$667	1%

Adjusted EBITDA margin	24.4%	25.2%		23.4%	23.7%
Note: Amounts may not calculate due to rounding. See "Presentation of Financial Information" and Table 7 for Non-GAAP definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5.

Table 4
(continued)
Travel + Leisure Co.
Summary Data Sheet
(in millions, unless otherwise indicated)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Vacation Ownership

Net VOI sales	$455	$433	5%	$1,265	$1,172	8%
Loan loss provision	125	99	26%	316	257	23%
Gross VOI sales, net of Fee-for-Service sales	580	532	9%	1,581	1,428	11%
Fee-for-Service sales	26	66	(61)%	121	181	(33)%
Gross VOI sales	$606	$598	1%	$1,702	$1,609	6%

Tours (in thousands)	195	187	4%	542	492	10%
VPG (in dollars)	$3,012	$3,108	(3)%	$3,033	$3,152	(4)%

Tour generated VOI sales	$588	$580	1%	$1,643	$1,550	6%
Telesales and other	18	18	—%	59	59	—%
Gross VOI sales	$606	$598	1%	$1,702	$1,609	6%

Net VOI sales	$455	$433	5%	$1,265	$1,172	8%
Property management revenue	216	206	5%	637	610	4%
Consumer financing	114	107	7%	335	313	7%
Other (a)	40	66	(39)%	121	170	(29)%
Total Vacation Ownership revenue	$825	$812	2%	$2,358	$2,265	4%

Travel and Membership

Avg. number of exchange members (in thousands)	3,386	3,523	(4)%	3,443	3,513	(2)%

Transactions (in thousands)	212	231	(8)%	707	767	(8)%
Revenue per transaction (in dollars)	$354	$354	—%	$356	$353	1%
Exchange transaction revenue	$75	$82	(8)%	$252	$271	(7)%

Transactions (in thousands)	166	179	(7)%	516	535	(4)%
Revenue per transaction (in dollars)	$244	$220	11%	$251	$232	8%
Travel Club transaction revenue	$41	$39	3%	$129	$124	4%

Transactions (in thousands)	378	410	(8)%	1,223	1,301	(6)%
Revenue per transaction (in dollars)	$306	$296	3%	$312	$303	3%
Travel and Membership transaction revenue	$116	$121	(5)%	$381	$395	(3)%

Transaction revenue	$116	$121	(4)%	$381	$395	(4)%
Subscription revenue	44	46	(4)%	134	137	(2)%
Other (b)	8	7	14%	23	21	10%
Total Travel and Membership revenue	$168	$174	(3)%	$538	$553	(3)%
Note:    Amounts may not compute due to rounding.
(a)    Includes Fee-for-Service commission revenues and other ancillary revenues.
(b)    Primarily related to cancellation fees, commissions, and other ancillary revenue.

Table 5

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended September 30,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income attributable to TNL shareholders	$97	$1.39	9.8%	$110	$1.49	11.2%
Restructuring	14			2
Amortization of acquired intangibles (a)	3			3
Asset impairments	2			—
Legacy items	(1)			—
Fair value change in contingent consideration	(1)			—
Taxes (b)	(5)			(1)
Adjusted net income	$110	$1.57	11.1%	$113	$1.54	11.5%
Income taxes on adjusted net income	38			40
Interest expense	63			64
Depreciation	26			25
Stock-based compensation expense (c)	9			9
Interest income	(3)			(3)
Adjusted EBITDA	$242		24.4%	$248		25.2%

Diluted Shares Outstanding	70.2			73.6

	Nine Months Ended September 30,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income attributable to TNL shareholders	$292	$4.11	10.1%	$267	$3.53	9.5%
Gain on disposal of discontinued business, net of income taxes	(32)			(5)
Net income from continuing operations	$260	$3.66	9.0%	$262	$3.46	9.3%
Restructuring	14			12
Legacy items	12			7
Amortization of acquired intangibles (a)	8			8
Acquisition-related deal costs	2			—
Asset impairments	2			—
Loss on sale of business (d)	—			2
Fair value change in contingent consideration	(1)			—
Taxes (b)	(10)			(8)
Adjusted net income	$287	$4.04	9.9%	$283	$3.74	10.1%
Income taxes on adjusted net income	106			104
Interest expense	189			183
Depreciation	78			75
Stock-based compensation expense (c)	29			31
Interest income	(12)			(9)
Adjusted EBITDA	$677		23.4%	$667		23.7%

Diluted Shares Outstanding	71.0			75.7
Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and

Table 5
(continued)

Adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 7 for the definitions of these non-GAAP measures.
(a)    Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(b)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(c)    All stock-based compensation is excluded from Adjusted EBITDA.
(d)    Represents the loss on sale of the Love Home Swap business.

Table 6

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net cash provided by operating activities	$145	$88	$366	$198
Property and equipment additions	(20)	(14)	(58)	(42)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	28	(4)	(43)	(75)
Free cash flow	$153	$70	$265	$81
Transaction costs for acquisitions	1	—	1	—
Adjusted free cash flow (a)	$154	$70	$266	$81

(a)    The Company had $20 million and $101 million of net cash used in investing activities during the three and nine months ended September 30, 2024 and had $13 million and $46 million of net cash used in investing activities during the three and nine months ended September 30, 2023. The Company had $113 million and $374 million of net cash used in financing activities for the three and nine months ended September 30, 2024 and had $58 million and $444 million of net cash used in financing activities for the three and nine months ended September 30, 2023.

Table 7
Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Condensed Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, asset impairments/recoveries, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion: A non-GAAP measure, defined by the Company as Adjusted free cash flow as a percentage of Adjusted EBITDA. We use this non-GAAP performance measure to assist in evaluating our operating performance and the quality of our earnings as represented by adjusted EBITDA, and to evaluate the performance of our current and prospective operating and strategic initiatives in generating cash flows from our earnings performance. This measure also assists investors in evaluating our operating performance, management of our assets, and ability to generate cash flows from our earnings, as well as facilitating period-to-period comparisons.
Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Average Number of Exchange Members: Represents the average number of paid members in our vacation exchange programs who are considered to be in good standing, during a given reporting period.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transaction revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and Travel Club.

Table 7
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Travel and Membership Transactions: Represents the number of exchanges and travel bookings recognized as revenue during the period, net of cancellations. This measure is provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding telesales and virtual sales) divided by the number of tours. The Company has excluded non-tour sales in the calculation of VPG because non-tour sales are generated by a different marketing channel. We believe that VPG provides an enhanced understanding of the performance of our Vacation Ownership business because it directly measures the efficiency of its tour selling efforts during a given reporting period.